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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 3, 1997
(except for paragraph 2 of Note 3, as to which the date is March   , 1997), in
Amendment No. 1 to the Registration Statement (Form S-1 No. 333-21565) and related Prospectus of PSW Technologies, Inc. for the registration of 2,850,000 shares of its common stock.

    We also consent to the incorporation by reference therein to our report dated February 3, 1997 with respect to the financial statement schedule of PSW Technologies, Inc. for the years ended December 31, 1995 and 1996 included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-21565) and related Prospectus of PSW Technologies, Inc. for the registration of 2,850,000 shares of its Common Stock.

                                                               ERNST & YOUNG LLP

New York, New York
March   , 1997

                            ------------------------

    The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 3 to the financial statements.

                                                               ERNST & YOUNG LLP

New York, New York
March 18, 1997